                                                                    EXHIBIT 10.2

                                AMENDMENT NO. 1

                         dated as of February 27, 1998

                                      to

                               CREDIT AGREEMENT

                         dated as of December 17, 1997

          XPEDITE SYSTEMS, INC., a Delaware corporation (the "Company"), XPEDITE SYSTEMS HOLDINGS (UK) LIMITED, an English corporation ("Xpedite UK"; collectively with the Company, the "Borrowers"), PREMIERE TECHNOLOGIES, INC., a Georgia corporation ("Premiere"), the BANKS that are parties to the Credit Agreement referred to below and THE BANK OF NEW YORK, as Administrative Agent (the "Administrative Agent"), hereby agree as follows:

          1.   Credit Agreement.  Reference is hereby made to the Credit
               ----------------
Agreement dated as of December 17, 1997 (the "Credit Agreement") among the Borrowers, the Guarantors party thereto, the Banks listed on the signature pages thereof, NationsBank, N.A., as Documentation Agent, and The Bank of New York, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.


          2.   Amendments.  The Banks hereby agree that the Waiver dated as of
               ----------
the date hereof executed and delivered by the Banks in connection with the Premiere Acquisition shall not expire on June 30, 1998, notwithstanding the provision to the contrary contained therein. In addition, the Credit Agreement shall be amended as follows:

          (a) Section 4.10 shall be amended by replacing the word "or" at the end of clause (a) thereof with a comma and adding a new clause (c) thereto to read in its entirety as follows:

          "or (c) so long as no Default shall have occurred and be continuing both before and after giving effect to any such Restricted Payment, made by the Company to Premiere (i) in any amount, so long as the Leverage Ratio is less than 2.50 to 1 both before and after giving effect to such Restricted Payment or (ii) in an amount, together with the aggregate amount of all other Restricted Payments made pursuant to this clause (ii) and all loans made to Premiere pursuant to Section 4.13(h), not in excess of the aggregate amount of all cash equity contributions made by Premiere to the Company and all repayments made by Premiere to the Company in respect of such loans, in each case from and after February 27, 1998."

          (b) Section 4.13 shall be amended by replacing the word "and" at the end of clause (f) thereof with a comma and adding a new clause (h) thereto to read in its entirety as follows:

          "and (h) Investments consisting of loans by the Company to Premiere
          (i) in any amount, so long as the Leverage Ratio is less than 2.50 to 1 both before and after giving effect to such loan or (ii) in an amount, together with the aggregate amount of all other loans made pursuant to this clause (ii) and all Restricted Payments made pursuant to Section 4.10(c)(ii), not in excess of the aggregate amount of all cash equity contributions made by Premiere to the Company and all repayments made by Premiere to the Company in respect of such loans, in each case from and after February 27, 1998."

          (c)  The definition of "Restricted Payment" in Section 11.01 of the
                                  ------------------
Credit Agreement shall be amended by replacing the word "or" at the end of clause (a) thereof with a comma and adding a new clause (c) to the first sentence of such definition to read in its entirety as follows:

          "or (c) any payment by the Company to Premiere with respect to or on account of any Intercompany Indebtedness owed by the Company to Premiere."

          (d)  The definition of "Applicable Margin" in Section 11.01 of the
                                  -----------------
Credit Agreement shall be amended and restated in its entirety as follows:

          " `Applicable Margin' means, at any time, subject to the following
             -----------------
          sentences of this definition, such percentage applicable to such Type of Loan as set forth in the following table opposite the applicable Leverage Ratio at such time set forth below:


                                                               Applicable Margin
                                                               -----------------
              Leverage Ratio                    Base Rate Loans          Eurocurrency Rate Loans
              --------------                    ---------------          -----------------------
          Greater than or equal to 2.50:1           0.125%                         1.250%

          Less than 2.50:1                          0.000%                         1.000%

          Notwithstanding the foregoing, prior to the delivery of the financial statements of the Company for the fiscal year ending December 31, 1997 pursuant to Section 5.01(b), the Applicable Margin shall be 0.125% for Base Rate Loans and 1.250% for Eurocurrency Rate Loans; provided,
                                                                  --------
          however, that if such financial statements are so delivered on or
          -------
          prior to April 15, 1998 and either (a) such financial statements indicate that the Leverage Ratio was less than 2.50 to 1 on December 31, 1997 or (b) the Company prepays Loans on or prior to April 15, 1998 in an aggregate principal amount such that, if such reduced outstanding aggregate principal amount of Loans had been outstanding on December 31, 1997, the Leverage Ratio would have been less than
          2.50 to 1 on such date, then each of the Banks shall pay to the Company the portion of interest paid to such Bank in excess of the amount that would have been paid had the Leverage Ratio been less than
          2.50 to 1 for the period from and including February 27, 1998 to but excluding the date on which a change in the Applicable Margin would be effective based on such financial statements or on such prepayment, as applicable, as hereinafter provided (or, at the option of the Company, such Bank shall credit such excess amount against the next interest payment scheduled to be made to such Bank hereunder). Subsequent to the delivery of such financial statements, the Applicable Margin shall be determined on the basis of the most recent financial statements delivered pursuant to Section 5.01 (subject to the effect of borrowings and repayments of Loans hereunder, as provided in the next sentence). Any change in the Applicable Margin as a result of a change in the Leverage Ratio shall be effective as of the third Business Day after the day on which financial statements that indicate such change are delivered to the Administrative Agent pursuant to Section 5.01, except that the component of the Leverage Ratio consisting of Consolidated Indebtedness shall be re-determined upon each borrowing or repayment of Loans hereunder, and if such borrowing or repayment results in a change in the Applicable Margin, such change shall be effective as of the day of such borrowing or repayment."

          (e) The following definition shall be inserted in Section 10.01 of the Credit Agreement in the correct alphabetical order:

          " `Premiere' means Premiere Technologies, Inc., a Georgia
             --------
          corporation."


          3.   Guaranty.  On and after the date hereof, Premiere shall become
               --------
and be a Guarantor for all purposes of the Credit Agreement (except for the purposes of the use of the term "Guarantor" in Sections 4.09, 4.10, 4.13 and 4.16) as fully and to the same extent as if it were an original signatory thereto.

          4.   Covenant.  Premiere agrees that, from and after the date hereof
               --------
and until the Repayment Date, it shall not, and shall not permit any of its Subsidiaries (other than the Company and its Subsidiaries) to, have any Indebtedness at any time other than (a) Indebtedness under the Loan Documents,
(b) Existing Premiere Indebtedness, (c) Purchase Money Indebtedness in an aggregate outstanding amount not in excess of $10,000,000 at any time, and (d) other Indebtedness in an aggregate outstanding amount not in excess of $10,000,000 at any time. For purposes hereof, "Existing Premiere Indebtedness" means the Indebtedness of Premiere described on Schedule 1 hereto. For purposes hereof, "Purchase Money Indebtedness" means (i) Indebtedness of Premiere or any such Subsidiary that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (A) neither Premiere nor
                                        --------
any such Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (B) such Indebtedness is incurred within 60 days after such purchase, or (ii) Indebtedness that (A) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (i) or (ii) and (B) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred. Any failure by Premiere to comply with the foregoing covenant shall constitute an Event of Default.

          5.   Representations and Warranties.  Premiere hereby represents and
               ------------------------------
warrants as follows:

               (a) It and each of its Subsidiaries are Persons duly organized, validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of organization, have the corporate or legal power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and, where applicable, are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on (x) Premiere, (y) any Loan Document or (z) the Collateral.


               (b) It has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with its terms this Agreement.

               (c) This Agreement has been duly executed and delivered by it and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (d) The execution, delivery and performance in accordance with its terms by Premiere of this Agreement do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of its stockholders, to have been obtained or any Governmental Registration to have been made or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any of its assets under, (i) any Contract to which it is a party or by which it or any of its properties may be bound or
     (ii) any Applicable Law binding on it.

The foregoing representations and warranties shall be deemed to be made on and as of the date hereof and at and as of the time of the making of each Loan under the Credit Agreement.

          6.   Governing Law.  The rights and duties of the parties hereto under
               -------------
this Amendment No. 1 shall, pursuant to New York General Obligations Law,
Section 5-1401, be governed by the law of the State of New York.

          7.   Ratification.    The Credit Agreement, as amended by this
               ------------
Amendment No. 1, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects confirmed, approved and ratified.

          8.   Effectiveness.  This Amendment No. 1 shall become effective as of
               -------------
February 27, 1998 on the date on which it shall have been executed by each of the parties hereto and Premiere shall have delivered to the Banks evidence of the corporate action referred to in Section 5(b) above, in form and substance and certified in a manner reasonably satisfactory to the Required Banks.

          9.   Counterparts.  This Amendment No. 1 may be executed in any number
               ------------
of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers all as of the date hereof.



                              XPEDITE SYSTEMS, INC.


                              By: /s/
                                  -------------------------
                                  Name:
                                  Title:


                              XPEDITE SYSTEMS HOLDINGS
                                 (UK) LIMITED


                              By: /s/
                                  -------------------------
                                  Name:
                                  Title:



                              PREMIERE TECHNOLOGIES, INC.


                              By: /s/
                                  -------------------------
                                  Name:
                                  Title:


                              THE BANK OF NEW YORK,
                                 as Administrative Agent and as a Bank


                              By: /s/
                                  -------------------------
                                  Name:
                                  Title:


                              NATIONSBANK, N.A., as a Bank


                              By: /s/
                                  -------------------------
                                  Name:
                                  Title:

                                                                      Schedule 1


                        Existing Premiere Indebtedness
                        ------------------------------

     Total Indebtedness (in thousands):
     --------------------------------
     Convertible Subordinated Notes, 5.75%                  $172,500
     Long-term Debt, interest ranging from 5% to 16%        $  3,703
     Obligations Under Capital Leases                       $  5,416
                                                            --------
        Total                                               $182,619